Exhibit 99.906Cert

Certifications Under Section 906

of the Sarbanes-Oxley Act of 2002

Joseph Rhame, III, President and Principal Executive Officer, and Jill Kerschen, Treasurer and Principal Financial Officer of the Reaves Utility Income Fund (the “registrant”), each certify to the best of their knowledge that:

1.	The registrant’s periodic report on Form N-CSR for the period ended October 31, 2022 (the “Form N-CSR”) fully complies with the requirements of sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Joseph Rhame III
Joseph Rhame III
President (Principal Executive Officer)

Date:	January 9, 2023

By:	/s/ Jill Kerschen
Jill Kerschen
Treasurer (Principal Financial Officer)

Date:	January 9, 2023

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not being incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.